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                                                                EXHIBIT 4.1



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                                                        RGA
NUMBER                                                  REINSURANCE
                                                        GROUP OF AMERICA,
_________                                               INCORPORATED

$.01 PAR VALUE                                                                                              SHARES



                                                                                                      ------------------

                                                                                                           SEE REVERSE FOR
                                                                                                         CERTAIN DEFINITIONS
THIS CERTIFICATE IS TRANSFERABLE IN
THE CITIES OF ST. LOUIS AND NEW YORK                                                          INCORPORATED UNDER THE LAWS
                                                                                                 OF THE STATE OF MISSOURI

                                                                                              CUSIP      759351 20 8
THIS CERTIFIES THAT




IS THE OWNER OF

                              FULLY PAID AND NON-ASSESSABLE SHARES OF THE NON-VOTING COMMON STOCK OF


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                  REINSURANCE GROUP OF AMERICA, INCORPORATED

Transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
         This certificate and the shares of stock represented hereby, are issued and shall be held subject to all of the provisions of the Restated Articles of Incorporation and ByLaws of the Corporation, and all amendments thereto, copies of which are on file at the office of the Transfer Agent, to all of which the holder, by accepting this certificate, assents.

         This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:
                                                      --------------------------
                                                                       President

Countersigned and Registered:

                   Transfer Agent and Registrar
                                                      --------------------------
                                                                       Treasurer

By

                           Authorized Signature


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                   REINSURANCE GROUP OF AMERICA, INCORPORATED

         THE NON-VOTING COMMON STOCK OF REINSURANCE GROUP OF AMERICA, INCORPORATED (THE "COMPANY") EVIDENCED BY THIS CERTIFICATE IS NOT ENTITLED TO ANY VOTING RIGHTS EXCEPT AS REQUIRED BY LAW. THE COMPANY WILL FURNISH, WITHOUT CHARGE, TO EACH SHAREHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS, AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS, OF THE NON-VOTING COMMON STOCK AND OF EACH OTHER CLASS OF STOCK, OR SERIES THEREOF, WHICH THE COMPANY IS AUTHORIZED TO ISSUE. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE SECRETARY OF THE COMPANY OR TO THE TRANSFER AGENT NAMED ON THE FACE OF THIS CERTIFICATE.

         This certificate also evidences and entitles the holder hereof to certain Rights as set forth in a Rights Agreement between the Company and ChaseMellon Shareholder Services, L.L.C., dated as of May 4, 1993, as amended as of July 26, 1995 and _________, 1998 (the "Rights Agreement"), as it may from time to time be supplemented or further amended, the terms of which are incorporated herein by reference and a copy of which is on file at the principal executive offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights may be redeemed, expire, exchanged or be evidenced by separate certificates and no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement without charge within five days after receipt of a written request therefor. Under certain circumstances, Rights issued to or held by Acquiring Persons or their Affiliates or Associates (as defined in the Rights Agreement) and any subsequent holder of such Rights may become null and void.

         The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



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TEN COM-as tenants in common   UNIF GIFT MIN ACT-           Custodian            UNIF TRAN MIN ACT-           Custodian
                                                 -----------         -----------                   -----------         -----------
TEN ENT-as tenants by the entireties               (Cust)              (Minor)                        (Cust)             (Minor)
JT TEN -as joint tenants with right of           under Uniform Gifts to Minors                     under Uniform Transfers to Minors
    survivorship and not as tenants in common               Act                                          Act
                                                                -----------                                  ------------
                                                                  (State)                                       (State)

                             Additional abbreviations may also be used though not in the above list.

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         For Value Received,             hereby sell, assign and transfer unto
                             -----------

PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE

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            (PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE)


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                                                                          Shares
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represented by the within certificate, and do hereby irrevocably constitute and appoint


                                                                     Attorney to
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transfer the said shares on the books of the within-named
Corporation with full power of substitution in the premises.

Dated
      --------------------------

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               NOTICE: THE SIGNATURE TO THIS  ASSIGNMENT MUST CORRESPOND WITH
                       THE NAME AS WRITTEN UPON THE FACE    OF THE CERTIFICATE
                       IN EVERY PARTICULAR WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATEVER